Exhibit D
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of CombinatoRx, Incorporated is filed on behalf of each of the undersigned.
Dated: January 4, 2010

MPM BIOVENTURES III, L.P.			MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner		By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner		By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.			MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., its General Partner		By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner		By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC			MPM BIOVENTURES III GP, L.P.
			By:	MPM BioVentures III LLC,
By:	/s/ Luke Evnin			its General Partner
	Name: Title:	Luke Evnin Manager	By:	/s/ Luke Evnin
				Name:	Luke Evnin
				Title:	Series A Member

MPM BIOVENTURES III LLC			MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Member

/s/ Luke Evnin			/s/ Ansbert Gadicke

Luke Evnin			Ansbert Gadicke

/s/ Nicholas Galakatos			/s/ Michael Steinmetz

Nicholas Galakatos			Michael Steinmetz

/s/ Kurt Wheeler			/s/ Nicholas Simon III

Kurt Wheeler			Nicholas Simon III

/s/ Dennis Henner

Dennis Henner